Exhibit 10.35

Secured Loan Agreement

Party A (Lender): Guangdong Huaxing Bank (“Huaxing” or “Party A”)
Party B (Borrower): Shantou Big Tree Toys Co, ltd. (“Big Tree” or “Party B”)

To further develop business between party A and party B, both parties agree to sign this agreement and observe all the responsibilities.

Term 1: content
Total debt amount:  RMB 2,000,000.0
Term of loan:  six month
Loan period is calculated from the date of actual payment of the loan, payment date and maturity date are subject to the promissory note.

Term 2: Interest Rate
Annual Interest Rate 7.28% = Libor + 30%, the interest rate is fixed.
Daily interest rate= Annual Interest Rate/360

Term 3: Purpose of Loan
Loan will be used in the cash flow turnover process.

Term 4: Payment Method
Party B needs to submit withdrawal application and payment authorization, then party A promise to pay loan funds to the counterparty designated by Party B through Party B’ account.

Term 5: Account Management
Party B agrees to set Loan Account with the account name of “Shantou Big Tree Inc.” and account number of 802880100010329. Party A has the right to monitor this account. All of the granting and withdrawal of loan need to go through this account. If party A found any abnormal condition, party A has the right to suspend the account.

Term 6: Interest Calculation
Interest amount needs to be calculated 20th of every month. Interest payment date is calculated on actual amount and actual term of loan. Party B should deposit the required interest amount to deduct account, both parties could deduct amount directly from the withdrawal account. If party B did not pay interest within the payment date, party A has the right to demand compound interest of uncollected interest amount.

Term 7: Installment repayment
From the next month of loan issuance, Party B should repay the principal and corresponding interest amount of RMB 300,000 Yuan on the 20 day of every month. On maturity date, Party B should pay all the rest loan principal and arrued interest.

Term 8: Enforcement Notary
This contract does not apply for the enforcement notary.

Term 9:  This Agreement has 5 counterparts.

Term 10: Floating Rate Calculation
Floating rate calculation: if interest rate was floating, the interest rate is in accordance with the adjusted rate after interest adjustment date. However, for installment repayment method, interest rate will remain current rate, and will be adjusted in next term.

Term 11: Loan repayment
Party B should repay all the debts (including principal, interest, or any other costs), if party B was unable to repay the amount, party B should notify party B in paperwork in advance, then both parties can negotiate repayment.
If party B wants to repay the amount early than payment date, party B should apply for party A’ approval.

Term 12: Party B’s Right

Term 13: Party B’s Obligation

Term 14: Special Instructions

Term 15: Party A’s Right

Term 16 Party A’s Obligation

Term 17 Expenses
All of the notary costs and any registration costs related to the contract should be implemented according to relevant state regulations; if there were no such regulations, both parties should negotiate about the costs payment.
If any costs incurred to Party A because of Party B’s delay of repayment, Party B should be responsible.

Term 18 Party B shall open an account at Party A for settlement

Term 19 Breach
Upon the event of any breach, Party A has the right to adjust or terminate the amount of this loan, partially or fully terminate this agreement and other necessary procedures.
Party A also have the rights to request Party B to be responsible for any loss that caused by the breach, and Party B shall be responsible for any other costs that related to the breach, including legal fee, delivery fee, execution fee, and etc.

Term 20: Amendment or Termination
This agreement can be amended or terminated with both parties’ written consent.

Term 21 Party B’s declaration
Party B declares that it is a legal entity and can fully bear the responsibilities that required by this agreement. Party B also guaranteed that it will provide correct and accurate official document that requested by Party A related to this loan.
The debtor should undertake all of the debts (including contingent liabilities): principal, interest, compound interest, penalty to achieve debt costs. The maximum amount of debt principal (balance) is RMB 2,000,000.00.

Term 22: others
For any reasons, if the contract became invalid or some of the provisions become invalid, party B should fulfill all payment obligations. In this condition, party A has the right to terminate this agreement and immediately request for all the rest required payment amount.

Term 23: Effectiveness
This agreement is effective after both parties signed off or stamped.

Party A(Lender): Guangdong Huaxing Bank (Stamped)
/s/ Guangdong Huaxing Bank
December 21 2013

Party B(Borrower): Shantou Big Tree Toys Co., Ltd. (Stamped)
/s/ Xinna Cai
December 21 2013